Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

SOUTHWEST GAS HOLDINGS, INC.

a Delaware corporation

ARTICLE 1

The name of the Corporation is Southwest Gas Holdings, Inc. (the “Corporation”).

ARTICLE 2

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3

The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“Delaware General Corporation Law”).

ARTICLE 4

A. The total number of shares of all classes of stock that the Corporation is authorized to issue is one hundred and twenty seven million (127,000,000) shares.

B. The Corporation is authorized to issue three classes of shares of stock, to be designated respectively, as “Preferred Stock;” “Preference Stock;” and “Common Stock.” The number of shares of Preferred Stock shall be five million (5,000,000) and shall have no par value for each share; the number of shares of Preference Stock shall be two million (2,000,000) and shall have a par value of each share of said class of $20.00 per share; the number of shares of Common Stock shall be one hundred and twenty million (120,000,000) and shall have a par value of each share of said class of $1.00 per share.

C. Except as otherwise provided by law, shares of Preferred Stock, in preference to the holders of the Preference Stock and the Common Stock, may be issued from time to time, in one or more series. Subject to the limitations and restrictions set forth in this Article 4, the Board of Directors of the Corporation (the “Board of Directors”) or a committee of the Board of Directors, to the extent permitted by law and the Bylaws of the Corporation or a resolution of the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix or alter the designations, rights, preferences, privileges and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

D. Except as otherwise provided by law, any of the shares of Preference Stock, in preference to the holders of the Common Stock, may be issued from time to time, in one or more series. Subject to the limitations and restrictions set forth in this Article 4, the Board of Directors or a committee of the Board of Directors, to the extent permitted by law and the Bylaws of the Corporation or a resolution of the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix or alter the designations, rights, preferences, privileges and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, the exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preference Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

E. There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock or Preference Stock, as applicable, as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock or Preference Stock, as applicable, may, except as hereinafter in this Article 4 otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by a committee of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock or Preference Stock, as applicable, shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

F. Except as otherwise required by law, and subject to the voting rights and other rights, preferences and privileges above provided in this Article 4 with respect to the Preferred Stock and/or the Preference Stock or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock and/or Preference Stock, as applicable, shares of Common Stock and/or the holders thereof shall have full voting rights and powers for the election of directors and for all other purposes, voting together as a single class, and each holder of the Common Stock who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation. Each holder of the Common Stock shall be entitled to receive dividends as and when they are declared by the Board of Directors. Upon liquidation, distribution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of the Common Stock shall be distributed ratably among the holders of all shares of the Common Stock at the time outstanding. The Common Stock shall have no conversion, subscription or preemptive rights, nor shall it be subject to redemption, call or assessment.

ARTICLE 5

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal the Bylaws of the Corporation.

ARTICLE 6

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE 7

A. Supermajority of Shares Required to Approve Certain Transactions. Notwithstanding any other provisions of this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, the affirmative vote of the holders of not fewer than eighty-five percent (85%) of the outstanding shares of “Voting Stock” (as hereinafter defined) of the Corporation shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) of the Corporation with any “Dominant Stockholder” (as hereinafter defined); provided, however, that the eighty-five percent (85%) voting requirement shall not be applicable if any of the following shall occur:

(i)

The Board of Directors, by the affirmative vote of not fewer than sixty-five percent (65%) of the members thereof, expressly approves in advance the acquisition of the outstanding shares of Voting Stock that caused such Dominant Stockholder to become a Dominant Stockholder; or

(ii)

The Board of Directors, by the affirmative vote of not fewer than sixty-five percent (65%) of the members thereof, expressly approves such Business Combination in advance of such Dominant Stockholder becoming a Dominant Stockholder; or

(iii)

The Board of Directors, by the affirmative vote of not fewer than eighty-five percent (85%) of the members thereof, approves such Business Combination subsequent to such Dominant Stockholder becoming a Dominant Stockholder; or

(iv)

The Board of Directors, by the affirmative vote of not fewer than eighty-five percent (85%) of the members thereof, shall determine that the cash or fair market value of the property, securities or other consideration to be received per share by holders of Voting Stock of the Corporation (which shall include, without limitation, all Voting Stock of the Corporation retained by them) in the Business Combination is not less than the “Highest Per Share Price” or the “Highest Equivalent Per Share Price” (as these terms are hereinafter defined) paid by the Dominant Stockholder in acquiring any of its holdings of the Corporation’s Voting Stock.

B. Definitions. For the purposes of this Article 7;

(i)

Business Combination. The term “Business Combination” shall include, without limitation, (a) any merger or consolidation of the Corporation with or into any Dominant Stockholder or any entity controlled by or under common control with a Dominant Stockholder, (b) any merger or consolidation of a Dominant Stockholder with or into the Corporation or any entity controlled by or under common control with the Corporation, (c) any sale, lease, exchange, transfer or other disposition of all or substantially all of the property and assets of the Corporation to a Dominant Stockholder, or any entity controlled by or under common control with a Dominant Stockholder, (d) any purchase, lease, exchange, transfer or other acquisition by the Corporation of all or substantially all of the property and assets of a Dominant Stockholder, or any entity controlled by or under common control with a Dominant Stockholder, (e) any recapitalization of the Corporation that would have the effect of increasing the voting power of a Dominant Stockholder, and (f) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

(ii)

Dominant Stockholder. The term “Dominant Stockholder” shall mean and include any individual, corporation, partnership or other person or entity which, together with its “Affiliates” and “Associates,” “Beneficially Owns” (as these terms are hereinafter defined) in the aggregate 10 percent or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

A Dominant Stockholder shall be deemed to have acquired a share of Voting Stock of the Corporation at the time when such Dominant Stockholder became the Beneficial Owner thereof. Without limitation, any share of Voting Stock of the Corporation that any Dominant Stockholder has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by the Dominant Stockholder and to be outstanding for purposes of this subparagraph (ii).

(iii)

Affiliate. An “affiliate” of, or a person “affiliated” with, a specified person such as a Dominant Stockholder, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

(iv)

Associate. The term “associate,” used to indicate a relationship with any person such as a Dominant Stockholder, means (a) any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or any of its parents or subsidiaries.

(v)

Beneficially Owns or Beneficial Owner. A “beneficial owner” of, or one who “beneficially owns,” a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, (a) has the right to acquire such security through the exercise of any option, warrant or right or through the conversion of another security into such security, or (b) has or shares voting power which includes the power to vote, or to direct the voting of, such security, and/or (c) has or shares investment power which includes the power to dispose of, or to direct the disposition of, such security.

(vi)

Voting Stock. The term “Voting Stock” shall mean all of the outstanding shares of Common Stock (together, solely for the purpose of identifying a Dominant Stockholder, with certain authorized but unissued shares that a Dominant Stockholder is deemed to Beneficially Own), and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

(vii)	Highest Per Share Price and Highest Equivalent Per Share Price. The terms “Highest Per Share Price” and “Highest Equivalent Per Share Price” as used in this Article 7 shall mean the following:

The Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Dominant Stockholder for any share of Voting Stock. If there are any securities of the Corporation outstanding (“related securities” herein) that entitle the holder thereof to purchase, or that are convertible into, Voting Stock, the Highest Equivalent Per Share Price shall mean, with respect to each type, class and/or series of related securities, the amount in each case determined by the affirmative vote of not fewer than eighty-five percent (85%) of the members of the Board of Directors, on whatever basis they believe in good faith to be appropriate, to be the highest per share price equivalent of the highest price that can be determined to have been paid at any time by the Dominant Stockholder for any such related securities. In determining the Highest Per Share Price and Highest Equivalent Per Share Price, all purchases of Voting Stock and related securities of the Corporation by the Dominant Stockholder shall be taken into account regardless of whether they occurred before or after the Dominant Stockholder became a Dominant Stockholder. With respect to shares of Voting Stock owned by Affiliates, Associates or other persons whose ownership is attributed to a Dominant Stockholder, if the price paid by such Dominant Stockholder for such shares is not determined by the affirmative vote of not fewer than eighty-five percent (85%) of the members of the Board of Directors, the price so paid shall be deemed to be the higher of (a) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (b) the market price of the shares in question at the time when the Dominant Stockholder became the Beneficial Owner thereof. The Highest Per Share Price and the Highest Equivalent Per Share Price shall include any brokerage commissions, transfer taxes and soliciting dealers’ fees or other value paid by the Dominant Stockholder with respect to all Voting Stock and related securities acquired by the Dominant Stockholder.

C. Supermajority of Shares Required to Amend or Repeal This Certificate of Incorporation. Notwithstanding any other provisions of this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, the provisions set forth in this Article 7 may not be amended, altered, changed or repealed in any respect unless approved by the affirmative vote of the holders of not fewer than sixty-five percent (65%) of the outstanding shares of Voting Stock at a meeting of the shareholders duly called and unless the consideration of any such amendment, alteration, change or repeal shall have been included as an agenda item in the notice of such meeting; provided, however, that if there is a Dominant Stockholder on the record date for determining the holders of Voting Stock entitled to vote at such meeting, any such amendment, alteration, change or repeal must be approved by the affirmative vote of the holders of not fewer than eighty-five percent (85%) of the outstanding shares of Voting Stock.

ARTICLE 8

The Corporation shall not be subject to the provisions of Section 203 of Delaware General Corporation Law.

ARTICLE 9

The directors of the Corporation need not be stockholders.

ARTICLE 10

To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to, or modification or repeal of, this Article 10 shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal. This Article 10 does not affect the availability of equitable remedies for breach of fiduciary duties.

ARTICLE 11

No stockholder shall be entitled to cumulative voting rights as to any election of directors.

ARTICLE 12

Except as otherwise required by law and subject to the rights of the holders of any series of stock with respect to such series of stock, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and not by the stockholders.

ARTICLE 13

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE 14

Subject to the requirements of Article 7.C., the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE 15

Except for (i) actions in which the Court of Chancery in the State of Delaware concludes that an indispensable party is not subject to the jurisdiction of the Delaware courts, and (ii) actions in which a federal court has assumed exclusive jurisdiction of a proceeding, any derivative action brought by or on behalf of the Corporation, and any direct action brought by a stockholder against the Corporation or any of its directors or officers, alleging a violation of the Delaware General Corporation Law, the Corporation’s Certificate of Incorporation or Bylaws or breach of fiduciary duties or other violation of Delaware decisional law relating to the internal affairs of the Corporation, shall be brought in the Court of Chancery in the State of Delaware, which shall be the sole and exclusive forum for such proceedings; provided, however, that the Corporation may consent to an alternative forum for any such proceedings upon the approval of the Board of Directors.

ARTICLE 16

The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
Karen S. Haller	5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada 89193-8510

I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hands this 18th day of September, 2019.

/s/ Karen S. Haller
Karen S. Haller
Sole Incorporator